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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): October 4, 2005




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                    1-9148                 54-1317776
              --------                    ------                 ----------
  (State or other jurisdiction   (Commission File Number)       (IRS Employer
         of incorporation)                                   Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.

Effective December 31, 2005, participants in The Brink's Company Pension-Retirement Plan (the "PRP") and The Brink's Company Pension Equalization Plan (the "PEP") will cease to earn additional benefit accrual service, although participants will continue to accrue vesting service in accordance with the terms of the PRP and the PEP, as applicable. Beginning January 1, 2006, the matching contribution under The Brink's Company 401(k) Plan will be increased from 75% to 125% of the first 5% of compensation saved through the 401(k) Plan. If these changes had been instituted as of January 1, 2005, expenses would have been approximately $35 million lower for the year.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      THE BRINK'S COMPANY
                                      (Registrant)


Date:    October 4, 2005              By:  /s/ Austin F. Reed
                                           ------------------
                                               Austin F. Reed
                                               Vice President